As filed with the Securities and Exchange Commission on July 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

URANIUM ROYALTY CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1090	98-1507764
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1830, 1188 West Georgia Street,

Vancouver, British Columbia, V6E 4A2, Canada

(604) 396-8222

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Josephine Man Chief Financial Officer Uranium Royalty Corp. Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2, Canada (604) 396-8222	Rod Talaifar Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, British Columbia, Canada V6C 3L2 (604) 662-8808	Rick Werner Alla Digilova Haynes and Boone, LLP 30 Rockefeller Plaza 26th Floor New York, NY 10112 (212) 659-4974

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

A.	☐		upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☒		at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery has been obtained.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell such securities. See “Plan of Distribution”.

Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of Uranium Royalty Corp., 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2, telephone number 604-396-8222 and are also available electronically at www.sedarplus.ca.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 18, 2025

URANIUM ROYALTY CORP.

$150,000,000

Common Shares

Preferred Shares

Warrants

Subscription Receipts

Debt Securities

Units

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by Uranium Royalty Corp. (the “Company”) from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of up to $150,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares in the capital of the Company (“Common Shares”); (ii) preferred shares in the capital of the Company (“Preferred Shares”), issuable in series; (iii) warrants (“Warrants”) to purchase other Securities (as defined below) of the Company; (iv) subscription receipts (“Subscription Receipts”) convertible into other Securities of the Company; (v) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, “Debt Securities” and each a “Debt Security”); and (vi) units (“Units”) comprised of one or more of any of the other Securities, or any combination of such Securities (the Common Shares, Preferred Shares, Warrants, Subscription Receipts, Debt Securities and Units are collectively referred to herein as the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The issued and outstanding Common Shares of the Company are listed and posted for trading on the Toronto Stock Exchange (“TSX”) under the symbol “URC”, and on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “UROY”. On July 17, 2025, the last complete trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX was $3.57 per Common Share, and on the Nasdaq was US$2.62 per Common Share. Unless otherwise specified in an applicable Prospectus Supplement, any Securities (other than Common Shares) will not be listed on any securities or stock exchange or on any automated dealer quotation system. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

The Company is permitted, under a multi-jurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is governed by the laws of Canada, that some of its officers and directors are residents of a foreign country, that some of the experts named in this Prospectus are, and the underwriters, dealers or agents named in any Prospectus Supplement may be, residents of a foreign country, and a substantial portion of the assets of the Company and said persons may be located outside of the United States. See “Enforceability of Certain Civil Liabilities”.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investing in Securities of the Company involves a high degree of risk. You should carefully review the risks outlined in this Prospectus (together with any Prospectus Supplement) and in the documents incorporated by reference in this Prospectus and any Prospectus Supplement and consider such risks in connection with an investment in such Securities. See “Risk Factors”.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences in Canada and the United States. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion, if any, contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The specific terms of any Securities with respect to a particular offering will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares; (ii) in the case of Preferred Shares, the designation of the particular series, the number of Preferred Shares offered, the offering price, any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other terms specific to the Preferred Shares; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, whether the Warrants are being offered for cash, the designation, number and terms of the other Securities issuable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, the currency in which the Warrants are issued and any other terms specific to the Warrants; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, whether the Subscription Receipts are being offered for cash, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, the currency in which such other Securities are issued and any other terms specific to the Subscription Receipts; (v) in the case of Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinated, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions, and any other terms specific to the Debt Securities; and (vi) in the case of Units, the number of Units being offered, the offering price and the designation, number and terms of the Securities comprising the Units, and any other terms specific to the Units. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

ii

All information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus to the extent required by applicable securities law. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which such Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to this Prospectus.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to exemptions from registration or qualifications under applicable securities law. The Prospectus Supplement relating to each issue of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will or expects to receive, and any other material terms of the plan of distribution. This Prospectus may qualify an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”).

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers at the time of sale, which prices vary as between purchasers and during the period of distribution of the Securities.

In connection with any offering of Securities (unless otherwise specified in a Prospectus Supplement), other than an “at-the-market” distribution, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities, including selling an aggregate number or principal amount of Securities that would result in the underwriter, dealer or agent creating an over-allotment position in the Securities. See “Plan of Distribution”.

No underwriter has been involved in the preparation of the Prospectus or performed any review of the contents of the Prospectus.

The Company’s head office is located at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2, and its registered and records office is located at 925 West Georgia Street, Suite 1000, Vancouver, British Columbia V6C 3L2.

iii

ABOUT THIS PROSPECTUS

In this Prospectus, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “URC” or the “Company”, refer to Uranium Royalty Corp. together with our wholly owned subsidiaries. References to “U3O8” means triuranium octoxide, a compound of uranium that is converted to uranium hexafluoride for the purpose of uranium enrichment.

URC is a company incorporated under the federal laws of Canada. The Common Shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Shares are traded in Canada on the TSX under the symbol “URC” and in the United States on the Nasdaq under the symbol “UROY”.

This Prospectus is a base shelf prospectus that:

●	the Company has filed with the securities commissions in each of the provinces and territories of Canada, in order to qualify the offering of the Securities described in this Prospectus in accordance with National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) and NI 44-102; and

●	forms part of a registration statement on Form F-10 (the “Registration Statement”) that the Company has filed with the SEC under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) under MJDS.

Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total aggregate offering price of $150,000,000. This Prospectus provides investors with a general description of the Securities that the Company may offer. Each time the Company sells Securities under this Prospectus it will provide a Prospectus Supplement that will contain specific information about the terms of that specific offering. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement.

Investors should rely only on the information contained in or incorporated by reference into this Prospectus and in any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. The Company is not making any offer of these Securities in any jurisdiction where the offer is not permitted. Investors should not assume that the information contained in this Prospectus and any Prospectus Supplement is accurate as of any date other than the date on the front of those documents or that any information contained in any document incorporated by reference is accurate as of any date other than the date of that document.

This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, or the schedules or exhibits that are part of the Registration Statement. Investors in the United States should refer to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The financial statements of the Company incorporated by reference in this Prospectus are reported in Canadian dollars. In this Prospectus, all dollar amounts referenced, unless otherwise indicated, are expressed in Canadian dollars and are referred to as “$” or “C$”. United States dollars are referred to as “US$”.

The high, low, average and closing exchange rates for United States dollars in terms of the Canadian dollar for each of the indicated periods, as quoted by the Bank of Canada, were as follows:

	Year ended April 30 (US$)
	2025	2024	2023
High	0.7429	0.7617	0.7974
Low	0.6848	0.7207	0.7217
Average	0.7177	0.7407	0.7526
Closing	0.7240	0.7275	0.7817

On July 17, 2025, the daily average exchange rate provided by the Bank of Canada in terms of the Canadian dollar was C$1.00 = US$0.7271.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain “forward-looking information” within the meaning of applicable Canadian securities laws and “forward-looking statements” within the meaning of securities laws in the United States (collectively, “Forward-Looking Statements”). These statements relate to the expectations of management about future events, results of operations and the Company’s future performance (both operational and financial) and business prospects. All statements other than statements of historical fact are Forward-Looking Statements. The use of any of the words “anticipate”, “plan”, “contemplate”, “continue”, “estimate”, “expect”, “intend”, “propose”, “might”, “may”, “will”, “shall”, “project”, “should”, “could”, “would”, “believe”, “predict”, “forecast”, “target”, “aim”, “pursue”, “potential”, “objective” and “capable” and the negative of these terms or other similar expressions are generally indicative of Forward-Looking Statements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such Forward-Looking Statements. No assurance can be given that these expectations will prove to be correct and such Forward-Looking Statements should not be unduly relied on. These statements speak only as of the date hereof. In addition, this Prospectus may contain Forward-Looking Statements attributed to third party industry sources. Without limitation, this Prospectus contains Forward-Looking Statements pertaining to the following: use of funds; the ongoing operations of the properties in which the Company holds or may hold uranium interests; future events or performance; the impact of general business and economic conditions; future financial capacity, liquidity and capital resources; anticipated future sources of funds to meet working capital requirements; future capital expenditures and contractual commitments; expectations respecting future financial results; expectations with respect to the Company’s financial position; expectations regarding uranium prices and the impacts of the United States and other governmental policies on uranium demand; expectations regarding supply and demand for uranium; conditions, trends and practices pertaining to the uranium industry and other industries in which uranium is used; expectations regarding the Company’s business plans, strategies, growth and results of operations; the financial and operational strength of counterparties; production volumes; mineral resources and mine life; and governmental regulatory regimes with respect to environmental matters.

Forward-Looking Statements are based on a number of material assumptions, including those listed here, which could prove to be significantly incorrect: market prices of uranium; global economic and financial conditions; global political conditions and trade policies; demand for uranium; uranium supply; industry conditions; the ongoing operation of the properties in which the Company holds or may hold uranium interests; future operations and developments on the properties in which the Company holds or may hold interests; and the accuracy of public statements and disclosure, including future plans and expectations, made by the owners or operators of the properties underlying the Company’s interests.

Actual results could differ materially from those anticipated in these Forward-Looking Statements due to a variety of risks, uncertainties and other factors, including, without limitation, the following:

●	limited or no access to data or the operations underlying the Company’s interests;
●	dependence on third party operators;
●	dependence on future payments from owners and operators;
●	a majority of the Company’s assets are non-producing;
●	royalties, streams or similar interests may not be honoured by operators of a project;
●	defects in or disputes relating to the existence, validity, enforceability, terms and geographic extent of royalties, streams or similar interests;
●	royalty, stream and similar interests may be subject to buy-down right provisions or pre-emptive rights;
●	project costs may influence the Company’s future royalty returns;
●	risks faced by owners and operators of the properties underlying the Company’s interest;
●	title, permit or licensing disputes related to any of the properties in which the Company holds or may hold royalties, streams or similar interests;
●	excessive cost escalation, as well as development, permitting, infrastructure, operating or technical difficulties on any of the properties underlying royalties, streams or similar interests;
●	volatility in market prices and demand for uranium and the market price of the Company’s other investments, including as a result of geopolitical factors such as the ongoing conflict in Ukraine;
●	changes in general economic, financial, market and business conditions in the industries in which uranium is used;
●	risks related to mineral reserve and mineral resource estimates;
●	replacement of depleted mineral reserve;
●	the public acceptance of nuclear energy in relation to other energy sources;
●	alternatives to, and changing demand for, uranium;
●	the absence of any public market for uranium;
●	changes in legislation, including permitting and licensing regimes and taxation policies;
●	the effects of the spread of illness or other public health emergencies;

●	commodities price risks, which may affect revenue derived by the Company from its asset portfolio;
●	risks associated with future acquisitions;
●	competition and pricing pressures;
●	any inability of the Company to obtain necessary financing when required on acceptable terms or at all;
●	regulations and political or economic developments in any of the jurisdictions where properties in which the Company holds or may hold royalties, streams or similar interests are located;
●	compliance with laws and regulations relating to environmental, social and governance matters;
●	macroeconomic developments and changes in general economic, financial, market and business, including as a result of changes in trade policies and regulations;
●	fluctuations in foreign exchange rate;
●	any inability to attract and retain key employees;
●	disruptions to the information technology systems of the Company or third-party service providers;
●	litigation;
●	risks associated with First Nations land claims;
●	potential conflicts of interests;
●	any inability to ensure compliance with anti-bribery and anti-corruption laws;
●	any future expansion of the Company’s business activities outside areas of expertise;
●	any failure to maintain effective internal controls;
●	negative cash flow from operating activities; and
●	the other factors discussed under “Risk Factors” herein and in the Company’s annual information form for the fiscal year ended April 30, 2025, dated July 16, 2025 (the “Annual Information Form”) incorporated by reference herein.

Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in these Forward-Looking Statements. These Forward-Looking Statements are based on management’s beliefs, estimates and opinions on the date the statements are made and the Company undertakes no obligation to update Forward-Looking Statements if these beliefs, estimates and opinions or other circumstances should change, other than as required by applicable laws. Investors are cautioned against attributing undue certainty to Forward-Looking Statements.

The risk factors referenced herein should not be construed as exhaustive. Except as required under applicable laws, the Company undertakes no obligation to update or revise any Forward-Looking Statements. An investment in the Company is speculative and involves a high degree of risk due to the nature of our business and the present state of our projects and interests. Please carefully consider the risk factors set out herein under “Risk Factors” and in the Annual Information Form.

NOTE REGARDING RESOURCE AND RESERVE ESTIMATES

This Prospectus and the documents incorporated by reference herein, as applicable, have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of United States securities laws. Unless otherwise indicated, all mineral reserve and resource estimates included in this Prospectus have been prepared for or by the current or former owners and operators of the relevant properties, as and to the extent indicated by them, in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), the CIM Definition Standards on Mineral Resources and Mineral Reserves (the “CIM Definition Standards”) as adopted by the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”), or the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (“JORC”), or sub-part 1300 of SEC Regulation S-K – Disclosure by Registrants Engaged in Mining Operations (“Regulation S-K 1300”), as applicable.

As a foreign private issuer that is eligible to file reports with the SEC pursuant to the MJDS, the Company is not required to provide disclosure under Regulation S-K, which is applicable to domestic issuers in the United States. Accordingly, United States investors are cautioned that, while terms are substantially similar to CIM Definition Standards, there are differences in the definitions under Regulation S-K 1300 and the CIM Definition Standards and there is no assurance any mineral reserves or mineral resources that the Company may report as “proven mineral reserves”, “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the reserve or resource estimates under the standards adopted under Regulation S-K 1300.

Investors are also cautioned that they should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources”, or “inferred mineral resources” that the Company reports are or will be economically or legally mineable. Further, “inferred resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. In accordance with Canadian rules, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101. In addition, the project stage classifications utilized by the Company under NI 43-101 do not conform to defined project stages under Regulation S-K 1300.

The owners and operators of certain projects underlying the Company’s interests have prepared resource estimates which are referenced herein or in the Company’s other disclosure documents, under JORC and/or Regulation S-K 1300, which differ from the requirements of NI 43-101. Accordingly, information contained herein may contain descriptions of the projects underlying the Company’s interests that differ from similar project information made available by other Canadian and United States issuers.

TECHNICAL AND THIRD PARTY INFORMATION

This Prospectus and the documents incorporated by reference herein include market information, industry data and forecasts obtained from independent industry publications, market research and analyst reports, surveys and other publicly available sources. Although the Company believes these sources to be generally reliable, market and industry data is subject to interpretation and cannot be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. Accordingly, the accuracy and completeness of this data is not guaranteed. Actual outcomes may vary materially from those forecast in such reports, surveys or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. The Company has not independently verified any of the data from third party sources referred to herein nor ascertained the underlying assumptions relied on by such sources.

Except where otherwise stated, the disclosure contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein or therein relating to properties underlying the Company’s royalty and other interests has been prepared in accordance with the exemption set forth in Section 9.2 of NI 43-101, and is based primarily on information publicly disclosed by the owners or operators of such properties. Specifically, as a royalty holder, the Company has limited, if any, access to the properties subject to its interests and the publicly available information on such properties may sometimes relate to a larger property area than that covered by the Company’s interests. The Company generally relies on publicly available information regarding these properties and related operations and generally has no ability to independently verify such information, and there can be no assurance that such third-party information is complete and accurate. Additionally, the Company may from time to time receive operating information from the owners and operators of the properties, which it is not permitted to disclose to the public.

As of the date of this Prospectus, the Company considers its royalty interest in the McArthur River operations and mine on the McArthur River property (the “McArthur River Project”) and the Cigar Lake operations on the Waterbury Lake lands and Cigar Lake lands and mine on the Cigar Lake lands (collectively, the “Cigar Lake Project”) (each as described in the Annual Information Form), located in Saskatchewan, Canada, as its material properties for the purposes of NI 43-101.

Unless otherwise indicated, the scientific and technical information contained herein or in the documents incorporated by reference regarding: (i) the McArthur River Project has been derived from the technical report titled “McArthur River Operation, Northern Saskatchewan, Canada, National Instrument 43-101 Technical Report”, with an effective date of December 31, 2018; and (ii) the Cigar Lake Project has been derived from the technical report titled “Cigar Lake Operation, Northern Saskatchewan, Canada, National Instrument 43-101 Technical Report”, with an effective date of December 31, 2023, each prepared for Cameco Corporation (“Cameco”), as well as Cameco’s annual information form for the year ended December 31, 2024 (the “Cameco 2024 AIF”) and Cameco’s other public disclosures, copies of which are available under its profile on the System for Electronic Document Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca.

MARKETING MATERIALS

Certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any “template version” of “marketing materials” (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference into this Prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of the Company at 1188 West Georgia Street, Suite 1830, Vancouver, British Columbia V6E 4A2, 604-396-8222 and are also available electronically through SEDAR+. The filings of the Company through SEDAR+ are not incorporated by reference in this Prospectus except as specifically set out herein.

As at the date hereof, the following documents of the Company, filed with the securities commissions or similar authorities in Canada, are specifically incorporated by reference into and form an integral part of this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, as further described below:

1)	the Annual Information Form;
2)	the management information circular of the Company regarding the annual general meeting of shareholders of the Company held on October 17, 2024, dated August 23, 2024;
3)	the audited annual consolidated financial statements of the Company as at and for the financial years ended April 30, 2025 and 2024, together with the notes thereto, and the auditors reports thereon (the “Annual Financial Statements”); and
4)	management’s discussion and analysis of financial condition and results of operations of the Company for the financial year ended April 30, 2025 dated July 16, 2025 (the “Annual MD&A”).

Any document of the type referred to in the preceding paragraph (excluding confidential material change reports), and all other documents of the type required to be incorporated by reference in a short form prospectus by NI 44-101 filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to the termination of any offering of Securities hereunder shall be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) that is filed with or furnished by the Company to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. In addition, the Company may incorporate by reference into this Prospectus, or the Registration Statement of which it forms a part, other information from documents filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Upon a new annual information form and related annual financial statements and management’s discussion and analysis being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the term of this Prospectus: (i) the previous annual information form, the previous annual financial statements and related management’s discussion and analysis; (ii) all interim financial statements and related management’s discussion and analysis; (iii) all material change reports and information circulars and all Prospectus Supplements filed by the Company prior to the commencement of the Company’s financial year in respect of which the new annual information form is filed; shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon new interim consolidated financial statements and related management’s discussion and analysis being filed by the Company with the applicable securities regulatory authorities in Canada during the term of this Prospectus, all interim consolidated financial statements and related management’s discussion and analysis filed prior to the new interim consolidated financial statements and related management’s discussion and analysis shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

Upon a new information circular relating to an annual meeting of shareholders being filed by the Company with applicable securities regulatory authorities in Canada subsequent to the date of this Prospectus and prior to the date on which this Prospectus ceases to be effective, the information circular for the preceding annual meeting of shareholders and any other information circular filed by the Company prior to the commencement of the Company’s financial year in respect of which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

All information permitted under applicable securities legislation to be omitted from the Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, to the extent required by applicable securities laws. A Prospectus Supplement containing the specific terms of any Securities offered thereunder will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement solely for the purposes of the Securities offered thereunder. Investors should read the Prospectus and any applicable Prospectus Supplement carefully before investing in the Company’s securities.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, he or she should not rely on it.

References to our website in any documents that are incorporated by reference into this Prospectus and any Prospectus Supplement do not incorporate by reference the information on such website into this Prospectus or any Prospectus Supplement, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement of which this Prospectus forms a part: (1) the documents listed under “Documents Incorporated by Reference”; (2) the consent of PricewaterhouseCoopers LLP; (3) powers of attorney from certain of the Company’s directors and officers; (4) the consent of the “qualified person” (for the purposes of NI 43-101) referred to in this Prospectus under “Interest of Experts”; and (5) the form of indenture for any Debt Securities issued hereunder. A copy of the form of any applicable warrant agreement, warrant or trust indenture, subscription receipt agreement, or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.

AVAILABLE INFORMATION

The Company is subject to the information reporting requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS, such reports and other information may generally be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Prospective investors may read and download any public document that the Company has filed with securities commissions or similar regulatory authorities in Canada on SEDAR+ at www.sedarplus.ca. The reports and other information filed and furnished by the Company with the SEC can be inspected on the Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) at www.sec.gov. Reports and other information filed by the Company with, or furnished to, the SEC may also be inspected and copied for a fee at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C., 20549.

The Company has filed with the SEC the Registration Statement under the U.S. Securities Act, with respect to the Securities. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. See “Documents Filed as Part of the Registration Statement”. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in or incorporated by reference into this Prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at www.sec.gov. Each time the Company sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

DESCRIPTION OF THE BUSINESS

The following description of the Company is, in some instances, derived from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, including the section of the Annual Information Form titled “Risk Factors”, before making an investment decision.

URC is a pure-play uranium royalty company focused on gaining exposure to uranium prices by making strategic investments in uranium interests, including royalties, streams, debt and equity investments in uranium companies, as well as through holdings of physical uranium.

As of the date of this Prospectus, the Company considers its royalty interest in the McArthur River Project and Cigar Lake Project (each as described in the Annual Information Form) as its material properties for the purposes of NI 43-101.

McArthur River Project

The Company holds a 1% gross overriding revenue royalty on a 9.063% share of uranium production from the McArthur River Project, located in Saskatchewan, Canada, derived from Orano Canada Inc.’s current 30.195% production interest in the McArthur River Project. The Company has the option to receive physical uranium in lieu of the royalty payment, and the Company elected to receive royalty proceeds from the McArthur River mine for calendar year 2024 through delivery of physical uranium.

Cigar Lake Project

The Company holds a 10% to 20% sliding scale net profits interest royalty on a 3.75% share of overall uranium production, derived from Orano Canada Inc.’s current 40.453% production interest in the Cigar Lake Project. The royalty rate will decrease to 10% in the future after the combined production on the Cigar Lake Project and Dawn Lake Project reach 200 million pounds of U3O8. In the Cameco 2024 AIF, Cameco has reported a total packaged production of 155.4 million pounds of U3O8, as at December 31, 2024. As a profit-based interest, this royalty is calculated based upon generated revenue, with deductions for certain expenses and costs, which include cumulative expense accounts, including development costs. As such, and given the significant amount of expenditures made in developing the existing operations at the Cigar Lake mine, the Company’s royalty on the Cigar Lake Project will only generate revenue to the Company after these significant cumulative expenses are exhausted and the Company is treating its royalty on the Cigar Lake Project as a potential medium to long-term revenue generation opportunity.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities, as at the date of this Prospectus, that may be offered pursuant to this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities as may be offered under this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Common Shares

The Company is authorized to issue an unlimited number of Common Shares, of which, at the date hereof, there are 133,636,119 Common Shares issued and outstanding.

The Common Shares are not subject to any future call or assessment, do not have any pre-emptive, conversion or redemption rights and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the Common Shares, all of which rank equally as to all benefits which might accrue to the holders of the Common Shares. All shareholders of the Company are entitled to receive a notice of, attend and vote at any meeting to be convened by the Company. At any meeting, subject to the restrictions on joint registered owners of Common Shares, every shareholder has one vote for each Common Share of which such holder is the registered owner. Voting rights may be exercised in person or by proxy.

Shareholders are entitled to share pro rata in any dividends if, as and when declared by the board of directors of the Company, in its discretion, and such of the Company’s assets as are distributable to them on liquidation, dissolution or winding-up of the Company. Rights pertaining to the Common Shares may only be amended in accordance with applicable corporate law.

Preferred Shares

The Company is authorized to issue an unlimited number of Preferred Shares, of which, at the date hereof, there are no Preferred Shares issued and outstanding.

The Preferred Shares are issuable in series. The Preferred Shares of each series rank in parity with the Preferred Shares of every other series with respect to dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs. The Preferred Shares are entitled to a preference over the Common Shares and any other shares ranking junior to the Preferred Shares with respect to priority in the payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.

The Company’s board of directors is empowered to fix the number of Preferred Shares and the rights to be attached to the Preferred Shares of each series, including the rate, amount or kind of dividends and any conversion, voting and redemption rights. Subject to the Company’s by-laws and applicable law, the holders of Preferred Shares, as a class, are not entitled to receive notice of or attend or vote at meetings of the Company’s shareholders.

Warrants

The Company may issue Warrants independently or together with other Securities, and Warrants sold with other Securities may be attached to or separate from the other Securities. Warrants may be issued directly by the Company to the purchasers thereof or under one or more warrant indentures or warrant agency agreements to be entered into by the Company and one or more banks or trust companies acting as warrant agent. Warrants, like other Securities that may be sold, may be listed on a securities exchange subject to exchange listing requirements and applicable legal requirements.

The applicable Prospectus Supplement will include details of the warrant agreements, if any, governing the Warrants being offered. The warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company and, if applicable, the Company will file with the SEC as exhibits to the Registration Statement, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any warrant indenture or form of warrant certificate describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation of the Warrants;
●	the description and aggregate number of Warrants offered and the offering price;
●	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;
●	the currency or currencies in which the Warrants will be offered;
●	the exercise price of the Warrants and the currency or currencies in which the applicable Securities may be purchased upon such exercise;
●	the dates or periods during which the Warrants are exercisable including any “early termination” provisions;
●	the designation, number and terms of any Securities with which the Warrants are issued;
●	if the Warrants are issued as a unit with another Securities, the date on and after which the Warrants and the other Securities will be separately transferable;
●	whether such Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
●	any minimum or maximum subscription amount of Warrants;
●	the identity of the warrant agent;
●	whether such Warrants will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;
●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;
●	certain material United States and Canadian federal tax consequences of owning the Warrants; and
●	any other material terms and conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities to be received on the exercise of the Warrants, including the right to receive payments of dividends or the right to vote such underlying Securities.

Subscription Receipts

Subscription Receipts may be offered separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent (“Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province or territory thereof and authorized to carry on business as a trustee. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. In the United States, the Company will file as exhibits to the Registration Statement, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that the Company files with the SEC, any Subscription Receipt describing the terms and conditions of subscription receipts the Company is offering before the issuance of such Subscription Receipts.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

●	the aggregate number of Subscription Receipts offered;
●	the price at which the Subscription Receipts will be offered;
●	the currency in which the Subscription Receipts will be offered and whether the price is payable in installments;
●	the terms, conditions and procedures for the conversion or exchange of the Subscription Receipts into other Securities;
●	the dates or periods during which the Subscription Receipts may be converted or exchanged into other Securities;
●	the designation, number and terms of the other Securities that may be issued upon exercise or deemed conversion of each Subscription Receipt;
●	the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with such Securities;
●	conditions to the conversion or exchange of Subscription Receipts into Securities and the consequences of such conditions not being satisfied;
●	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically converted or exchanged;
●	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;
●	the identity of the Escrow Agent;
●	whether the Subscription Receipts will be listed on any securities exchange;
●	any minimum or maximum subscription amount;
●	whether such Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
●	terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;
●	certain material Canadian and United States tax consequences of owning or converting or exchanging the Subscription Receipts; and
●	any other material terms and conditions of the Subscription Receipts.

Prior to the exchange of their Subscription Receipts, holders of Subscription Receipts will not have any of the rights of holders of the Securities to be received on the exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Debt Securities

The Company may issue Debt Securities, separately or together, with Common Shares, Preferred Shares, Subscription Receipts, Warrants or Units or any combination thereof, as the case may be. The Company may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

The Debt Securities may be issued in one or more series under a trust indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of any such Indenture will be filed with the relevant securities regulatory authorities in Canada after it has been entered into by the Company and will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part.

Investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update and supersede the following information regarding the general material terms and provisions of the Debt Securities. Prospective investors also should refer to the Indenture, as it may be supplemented by any Supplemental Indenture (as defined below), for a complete description of all terms relating to the Debt Securities.

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company. The Indenture will also permit the Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. Terms used in this summary that are not otherwise defined herein have the meaning ascribed to them in the Indenture. The particular terms relating to Debt Securities offered by a Prospectus Supplement will be described in the related Prospectus Supplement. The description in any such Prospectus Supplement may include, but may not be limited to, any of the following, if applicable:

●	the specific designation of the Debt Securities;
●	any limit on the aggregate principal amount of the Debt Securities;
●	the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
●	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities that are in registered form;
●	whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts;
●	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
●	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at the Company’s option;
●	the covenants applicable to the Debt Securities;
●	the terms and conditions for any conversion or exchange of the Debt Securities for any other Securities;
●	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;
●	whether the Debt Securities will be secured or unsecured;
●	whether the Debt Securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the Debt Securities which are in bearer form and as to exchanges between registered form and bearer form;
●	whether the Debt Securities will be issuable in the form of registered global securities, and, if so, the identity of the depositary for such registered global securities;

●	the denominations in which registered Debt Securities will be issuable, if other than denominations of $1,000, integral multiples of $1,000 and the denominations in which bearer Debt Securities will be issuable, if other than $5,000;
●	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
●	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
●	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;
●	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities;
●	any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;
●	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;
●	whether the holders of any series of Debt Securities have special rights if specified events occur; and
●	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

Guarantees

Payment obligations of the Company under any series of Debt Securities may be guaranteed by certain of the Company’s direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Company. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each such series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Company. The Debt Securities will be structurally subordinated to all existing and future liabilities, including trade payable and other indebtedness, of our subsidiaries.

The board of directors of the Company may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or will be subordinated to the prior payment of the Company’s other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless otherwise permitted by the terms of the Indenture or until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The law of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form. So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Company, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Company expects that the depositary for a global security and its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuation of Depositary’s Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Exchange Act, and a successor depositary is not appointed by us within 90 days, the Company will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Company may at any time and in the Company’s sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Company, or at the Company’s option the Company can pay principal, interest, if any, and premium, if any, by check mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

The Company shall not be required to:

●	issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;
●	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;
●	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or
●	issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

In the event that the Company is not required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, it shall continue to file with the SEC and provide the trustee:

●	within 140 days after the end of each fiscal year, annual reports on Form 20-F, Form 40-F, or Form 10-K, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form); and
●	within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K or Form 10-Q (or any successor form), containing unaudited financial statements and the other financial information which, regardless of applicable requirements shall, at a minimum, contain such information required to be provided in quarterly reports under the laws of Canada or any province thereof to security holders of a corporation with securities listed on the TSX, whether or not the Company has any of its securities so listed.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

●	the Company fails to pay principal of, or any premium on any Debt Security of that series when it is due and payable;
●	the Company fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;
●	the Company fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;
●	the Company fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Company by the trustees or to the Company and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;
●	certain events involving the Company’s bankruptcy, insolvency or reorganization; and
●	any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Company in writing.

If an event of default for any series of Debt Securities occurs and continues (other than a bankruptcy-related event of default), a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Company to repay immediately:

●	the entire principal and interest of the Debt Securities of the series; or
●	if the Debt Securities are discounted securities, that portion of the principal as described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Company’s bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Company will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Company is not in compliance, the Company must specify any defaults.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;
●	the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

●	the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Company uses the term “defeasance”, it means discharge from certain obligations (other than obligations that survive such defeasance, as specified in the Indenture) with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Company deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Company’s option:

●	the Company will be discharged from the obligations with respect to the Debt Securities of that series; or
●	the Company will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Company.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Company must deliver to the trustees:

●	an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;
●	an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and
●	a certificate of one of the Company’s officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Company is to be discharged from its obligations with respect to the Debt Securities and not just from the Company’s covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Company may exercise its defeasance option:

●	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;
●	the Company is not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and
●	other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the trustees pursuant to one or more Supplemental Indentures (a “Supplemental Indenture”) with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

●	change the stated maturity of the principal of, premium, if any, or any installment of interest, if any, on any Debt Security;

●	reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Company to pay any additional amounts;
●	reduce the amount of principal of the Debt Securities payable upon acceleration of its maturity or the amount provable in bankruptcy;
●	change the place or currency of any payment;
●	affect the holder’s right to require the Company to repurchase the Debt Securities at the holder’s option;
●	impair the right of the holders to institute a suit to enforce their rights to payment;
●	adversely affect any conversion or exchange right related to a series of Debt Securities;
●	reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or
●	reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Company with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment or principal, premium if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Company may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders to:

●	evidence its successor under the Indenture;
●	add covenants of the Company or surrender any right or power of the Company for the benefit of holders;
●	add events of default;
●	provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;
●	establish the forms of the Debt Securities as permitted by the Indenture;
●	appoint a successor trustee under the Indenture;
●	add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;
●	cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or
●	change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Company in the ordinary course of their business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Company’s creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Company. If a Trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture, the Company will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in The City of New York, and will submit to such non-exclusive jurisdiction.

Units

Units may be offered separately or together with other Securities, as the case may be. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each of the included Securities. The Unit agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately, at any time or at any time before a specified date.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

●	the designation and aggregate number of Units offered;
●	the price or prices, if any, at which the Units will be offered;
●	the currency in which the Units will be offered;
●	the designation, number and terms of the Securities comprising the Units and any agreement governing the Units;
●	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
●	any minimum or maximum subscription amount;
●	the date on and after which the Securities comprising the Units will be separately transferable;
●	whether the Securities comprising the Units will be listed on any securities exchange;
●	whether such Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units and the Securities comprising the Units;
●	certain material United States and Canadian federal tax consequences of owning the Units; and
●	any other material terms and conditions of the Units.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change in, and the effect of such material change on, the share and loan capital of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, for capital projects and potential for future direct or indirect acquisitions of physical uranium, royalties, streams or similar interests.

Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

The Company is primarily engaged in the acquisition of uranium interests. The Company had negative operating cash flow for the financial year ended April 30, 2025. If the Company continues to have negative cash flow into the future, net proceeds may need to be allocated to fund this negative cash flow. The Company anticipates it will continue to have negative cash flow from operating activities in future periods until such time as the projects underlying its royalties or other future uranium interests or holdings generate sufficient revenues. Future cash flows from such interests are dependent upon the underlying projects achieving or re-commencing production. There can be no assurance that such production will ever be achieved. See “Risk Factors – Risks Related to the Business of URC – Negative Cash Flow from Operating Activities” in the Annual Information Form.

PRIOR SALES

Information in respect of the Common Shares that were issued within the previous twelve-month period to an offering date, Common Shares that were issued upon the exercise of options and restricted share rights, and in respect of the grant of options and restricted share rights will be provided as required in any applicable Prospectus Supplement.

TRADING PRICE AND VOLUME

The Company’s Common Shares are listed and posted for trading on the TSX in Canada and the Nasdaq in the United States under the stock symbols “URC” and “UROY”, respectively. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to this Prospectus.

EARNINGS COVERAGE RATIO

Earnings coverage ratios will be provided as required in the applicable Prospectus Supplement(s) with respect to the issuance of Debt Securities pursuant to this Prospectus.

PLAN OF DISTRIBUTION

The Company may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains effective, offer for sale and issue up to an aggregate of $150,000,000 in Securities hereunder.

The Company may sell the Securities offered by this Prospectus to one or more underwriters or dealers for public offering, through agents, directly to one or more purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the Securities, the amounts underwritten and the nature of its obligation to take the Securities will be specified in the applicable Prospectus Supplement. The Company reserves the right to sell the Securities directly to investors on its own behalf in those jurisdictions where it is authorized to do so. The sale of the Securities may be effected in one or more transactions: (a) on any national or international securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale; (b) in the over-the-counter market; (c) in transactions otherwise than on such exchanges or in the over-the-counter market; or (d) through the writing of options. Each time that the Company sells Securities covered by this Prospectus, the Company will provide a Prospectus Supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such Securities, including the offering price of the Securities and the proceeds to the Company, if applicable.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Company and its agents and underwriters may offer and sell the Securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102 made through the facilities of the TSX, the Nasdaq or other existing trading markets for the Common Shares. A description of such pricing will be disclosed in the applicable Prospectus Supplement. The price at which the Securities will be offered and sold may vary as between purchasers and during the period of distribution of the applicable Securities. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, dealers or agents have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters, dealers or agents will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters, dealers or agents to the Company.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market distribution” as defined in NI 44-102, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, agent or dealer involved in an “at-the-market distribution”, as defined in NI 44-102, no affiliate of such an underwriter, agent or dealer and no person or company acting jointly or in concert with such an underwriter, agent or dealer may in connection with such distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed under an at-the-market Prospectus Supplement, including an aggregate number or principal amount of Securities that would result in the underwriter, agent or dealer creating an over-allotment position in the Securities.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the U.S. Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. Subject to applicable laws, certain dealers may make a market in the Securities (other than Common Shares), as applicable, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurances can be given that a market for trading in Securities (other than Common Shares) of any series or issue will develop or as to the liquidity of any such market, whether or not the Securities are listed on a securities exchange.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a “U.S. person” within the meaning of the U.S. Internal Revenue Code of 1986, as amended. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

EXEMPTIONS

Pursuant to a decision of the Autorité des marchés financiers dated July 14, 2025, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference herein and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an “at-the-market distribution”) be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an “at-the-market distribution”.

RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in Forward-Looking Statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. In addition to the other information contained in this Prospectus, the documents incorporated by reference herein and the applicable Prospectus Supplement, you should carefully consider the risks described below as they relate to potential future offerings under this Prospectus, as well as the risks described under the “Risk Factors” section of the Annual Information Form, as they relate to the business of the Company and to the Company’s securities.

Negative Cash Flow from Operations

The Company had negative cash flow from operating activities in the fiscal periods since its incorporation, and the major sources of financing to date have been the prior issuance by way of sales of Common Shares, sales of short-term investments and uranium inventories, cash receipts from the repayment of a promissory note in a prior year, and a prior margin loan facility. The Company does not anticipate generating operating profits for the foreseeable future, and the Company’s ability to meet its obligations and finance acquisition activities depends on its ability to generate cash flow from selling its inventories and/or through the issuance of securities of the Company pursuant to equity financings and short-term or long-term loans. Capital markets may not be receptive to offerings of new equity from treasury or debt, whether by way of private or public offerings. The Company’s growth and success is dependent on external sources of financing which may not be available on acceptable terms, or at all.

No Assurance of Active or Liquid Market

There is no public market for the Preferred Shares, Warrants, Subscription Receipts, Debt Securities or Units and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of such Securities on any securities exchanges. If the Preferred Shares, Warrants, Subscription Receipts, Debt Securities or Units are traded after their initial issue, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for the Preferred Shares, Warrants, Subscription Receipts, Debt Securities or Units or that a trading market for these securities will develop.

Public Markets and Share Prices

The market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the Nasdaq or any other stock exchange could be subject to significant fluctuations in response to variations in the Company’s financial results, the global economy or other factors. In addition, fluctuations in the stock market may adversely affect the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, Nasdaq or any other stock exchange regardless of the financial performance of the Company. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the financial performance of issuers. Market fluctuations may adversely impact the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX or any other stock exchange. There can be no assurance of the price at which the Common Shares or any other Securities offered hereunder that become listed and posted for trading on the TSX, Nasdaq or any other stock exchange will trade.

Additional Issuances and Dilution

The Company may issue and sell additional securities of the Company (including the Securities) to finance its operations or future acquisitions. The Company cannot predict the size of future issuances of securities of the Company or the effect, if any, that future issuances and sales of securities will have on the market price of any Securities of the Company issued and outstanding from time to time. Sales or issuances of substantial amounts of securities of the Company, or the perception that such sales could occur, may adversely affect prevailing market prices for securities of the Company issued and outstanding from time to time. With any additional sale or issuance of securities of the Company, holders will suffer dilution with respect to voting power and may experience dilution in the Company’s earnings per share. Moreover, this Prospectus may create a perceived risk of dilution resulting in downward pressure on the price of the Company’s issued and outstanding Common Shares, which could contribute to progressive declines in the prices of such securities.

Discretion Concerning the Use of Proceeds

Management of the Company will have substantial discretion concerning the use of proceeds of an offering under any Prospectus Supplement as well as the timing of the expenditure of the proceeds thereof. As a result, investors will be relying on the judgment of management as to the specific application of the proceeds of any offering of Securities under any Prospectus Supplement. Management may use the net proceeds of any offering of Securities under any Prospectus Supplement in ways that an investor may not consider desirable. The results and effectiveness of the application of the net proceeds are uncertain.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Certain of the Company’s directors and officers reside outside of Canada. The directors and officers named below have appointed the following agent for service of process:

Name of Director	Name and Address of Agent
Scott Melbye	Uranium Royalty Corp., Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2
Vina Patel	Uranium Royalty Corp., Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2
Neil Gregson	Uranium Royalty Corp., Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2
Donna Wichers	Uranium Royalty Corp., Suite 1830, 1188 West Georgia Street, Vancouver, British Columbia, V6E 4A2

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

The Company is governed by the laws of Canada and its principal place of business is outside the United States. Certain of the directors and officers of the Company are resident outside of the United States and certain of the Company’s assets and the assets of such persons are located outside of the United States. Consequently, it may be difficult for United States investors to effect service of process within the United States on the Company, its directors or officers, or to realize in the United States on judgments of courts of the United States predicated on civil liabilities under the U.S. Securities Act. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or “blue sky” laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or “blue sky” laws. A final judgment for a liquidated sum in favour of a private litigant granted by a United States court and predicated solely upon civil liability under United States federal securities laws would, subject to certain exceptions identified in the law of individual provinces of Canada, likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon United States federal securities law on application of the conflict of laws principles of the province in Canada in which the claim is brought.

The Company filed with the SEC, concurrently with the Registration Statement of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, with an address at 28 Liberty Street, New York, New York 10005, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of Securities under the Registration Statement.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered by this Prospectus relating to Canadian law will be passed upon for the Company by Sangra Moller LLP, Vancouver, British Columbia. Certain legal matters in connection with the Securities offered by this Prospectus relating to United States securities law will be passed upon for the Company by Haynes and Boone, LLP, New York, New York.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Company’s independent registered public accounting firm is PricewaterhouseCoopers LLP, Chartered Professional Accountants, who have issued a Report of Independent Registered Public Accounting Firm dated July 16, 2025 in respect of the Company’s consolidated financial statements as at April 30, 2025 and April 30, 2024 and for each of the years ended. PricewaterhouseCoopers LLP has advised that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed  by the relevant professional bodies in Canada, including the Chartered Professional Accountants of British Columbia Code of Professional Conduct and any applicable legislation or regulations, as well as the rules of the SEC and the Public Company Accounting Oversight Board PCAOB on auditor independence. PricewaterhouseCoopers LLP has an address at 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada, V6C 3S7.

The Company’s transfer agent and registrar is Computershare Investor Services Inc., 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1 and 510 Burrard Street, 2nd Floor, Vancouver, British Columbia V6C 3B9.

INTEREST OF EXPERTS

Darcy Hirsekorn, the Company’s Chief Technical Officer, has supervised the preparation of and reviewed the technical information incorporated by reference into this Prospectus. He holds a B.Sc. in Geology from the University of Saskatchewan, is a “qualified person” as defined in NI 43-101 and is registered as a professional geoscientist in Saskatchewan.

None of the experts named under this heading and the heading “Legal Matters”, nor any partner, employee or consultant of such an expert who participated in and who was in a position to directly influence the preparation of the applicable statement, report or valuation, has, has received, or is expected to receive, registered or beneficial interests, direct or indirect, in Common Shares or other property of the Company or any of its associates or affiliates representing 1% or more of the outstanding Common Shares.

CONTRACTUAL RIGHTS OF RESCISSION

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Company, including Subscription Receipts and Warrants if offered separately without any other Securities, will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Subscription Receipt or Warrant, as the case may be, the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the relevant Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Unless provided otherwise in a Prospectus Supplement, the following is a description of a purchaser’s statutory rights of withdrawal and rescission.

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right must be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.

However, purchasers of Securities distributed under an at-the-market distribution by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus, Prospectus Supplement and any amendment relating to the Securities purchased by such purchaser because the Prospectus, Prospectus Supplement and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102. Any remedies under securities legislation that a purchaser of Securities distributed under an at-the-market distribution by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement and any amendment relating to the Securities purchased by a purchaser containing a misrepresentation will remain unaffected by the non-delivery of the Prospectus referred to above.

In an offering of securities that are convertible, exchangeable or exercisable into other securities, purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in a prospectus is limited, in certain provincial and territorial securities legislation, to the price at which such securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories.

A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Canada Business Corporations Act (Canada) (the “CBCA”), we may indemnify our current or former directors or officers or any other individual who acts or acted at our request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with us or another entity. The CBCA also provides that we may advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding. However, the individual must repay such moneys and indemnification is prohibited under the CBCA unless the individual: (a) acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. In the case of a derivative action, indemnification and advancement of moneys may only be made with court approval.

Our by-laws provide that, whenever required or permitted by the CBCA or otherwise by law, we shall indemnify each current or former director or officer or each person who acts or acted at our request as a director or officer or an individual acting in a similar capacity, of another entity, and his or her heirs and personal representatives, against all costs, charges and expenses, including, without limitation, each amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being or having been a director or officer of us or such other entity.

Our by-laws authorize us to purchase and maintain insurance for the benefit of each of our current or former directors or officers and each person who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibit Index

Exhibit Number	Description
4.1	Annual information form for the year ended April 30, 2025 dated July 16, 2025 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 40-F, filed with the Commission on July 16, 2025).
4.2	Audited consolidated financial statements as at April 30, 2025 and 2024 and for the years then ended, together with the notes thereto and the auditor’s reports thereon (incorporated by reference from Exhibit No. 99.3 to the Registrant’s Form 40-F, filed with the Commission on July 16, 2025).
4.3	Management’s discussion and analysis of financial conditions and results of operations for the year ended April 30, 2025 (incorporated by reference from Exhibit No. 99.2 to the Registrant’s Form 40-F, filed with the Commission on July 16, 2025).
4.4	Management Information Circular dated September 10, 2024 (incorporated by reference from Exhibit No. 99.1 to the Registrant’s Form 6-K, filed with the Commission on September 10, 2024).
5.1	Consent of PricewaterhouseCoopers LLP.
5.2	Consent of Sangra Moller LLP.
5.3	Consent of Darcy Hirsekorn.
6.1	Powers of Attorney (included on the signature pages to this Registration Statement).
7.1	Form of Indenture (incorporated by reference from Exhibit No. 7.1 to the Registrant’s Form F-10, filed with the Commission on June 4, 2021).
107	Calculation of Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on July 18, 2025.

URANIUM ROYALTY CORP.

By:	/s/ Josephine Man
Name:	Josephine Man
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Melbye and Josephine Man, or either of them acting alone or together, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Scott Melbye	Chief Executive Officer, President and Director (Principal Executive Officer)	July 18, 2025
Scott Melbye

/s/ Josephine Man	Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)	July 18, 2025
Josephine Man

/s/ Amir Adnani	Chairman and Director	July 18, 2025
Amir Adnani

/s/ Ken Robertson	Director	July 18, 2025
Ken Robertson

/s/ Vina Patel	Director	July 18, 2025
Vina Patel

/s/ Neil Gregson	Director	July 18, 2025
Neil Gregson

/s/ Donna Wichers	Director	July 18, 2025
Donna Wichers

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of the Registrant in the United States, on this 18th day of July, 2025.

Uranium Royalty (USA) Corp.

By:	/s/ Josephine Man
Title:	Chief Financial Officer
Name:	Josephine Man